Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FIRST QUARTER 2018 RESULTS

•	Reported net sales of $389 million and first quarter EPS of $0.52

•	Generated operating free cash flow of $40 million and repurchased $75 million of the company's common stock

•	Reiterates full-year 2018 earnings outlook of $1.70 to $2.00 per diluted share

MINNEAPOLIS - (April 18, 2018) - Sleep Number Corporation (NASDAQ: SNBR) today reported first quarter 2018 results for the period ended March 31, 2018.

“We are on track to complete the transition to our revolutionary Sleep Number 360® smart beds by mid-year. Our smart beds differentiate and strengthen our competitive position through measurably better sleep,” said Shelly Ibach, President and CEO of Sleep Number. “We expect to benefit from the related growing enthusiasm for our brand and operating efficiencies as we progress our initiatives this year.”

First Quarter Overview

•	Net sales were $389 million, down 1% versus 12% growth for the prior year

•	Gross profit rate of 61.1% versus 62.6% for the same period last year, primarily due to inefficiencies of operating two supply chains as we transition to 360 smart beds

•	Earnings per diluted share were $0.52, compared with $0.56 the prior year

Cash Flows and Balance Sheet Review

•	Cash provided by operations was $49 million for the first quarter

•	Invested $9 million in capital expenditures, compared with $13 million for the same period last year

•	Increased share repurchases 50% to $75 million for the first quarter, compared with $50 million last year

•	Return on invested capital (ROIC) was 14.1% for the trailing twelve-month period, well above our cost of capital

Financial Outlook
The company reiterates its outlook for 2018 earnings per diluted share of $1.70 to $2.00. The outlook assumes mid- to high-single digit sales growth for 2018. The 2018 outlook assumes an estimated effective income tax rate of 25%. The company anticipates 2018 capital expenditures to be approximately $50 million. The outlook contemplates a slow growth economy.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
As the leader in sleep innovation, Sleep Number Corporation delivers the best quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s proprietary SleepIQ® technology platform -- one of the most comprehensive databases of biometric consumer sleep data - is proving the connection between sleep and wellbeing. With breakthrough innovations such as the revolutionary Sleep Number 360® smart bed, Sleep Number is redefining the future of sleep and shaping the future of health and wellness. To experience better quality sleep, visit one of the over 550 Sleep Number® stores located in all 50 states or SleepNumber.com. For additional information, visit our newsroom and investor relations site.

Sleep Number Announces First-quarter 2018 Results – Page 2 of 8

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Sarah Reckard; (763) 551-6076; sarah.reckard@sleepnumber.com

Sleep Number Announces First-quarter 2018 Results – Page 3 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 31, 2018	% of Net Sales	April 1, 2017	% of Net Sales

Net sales	$388,633	100.0%	$393,899	100.0%
Cost of sales	151,156	38.9%	147,440	37.4%
Gross profit	237,477	61.1%	246,459	62.6%

Operating expenses:
Sales and marketing	171,917	44.2%	169,266	43.0%
General and administrative	31,734	8.2%	33,769	8.6%
Research and development	6,925	1.8%	7,596	1.9%
Total operating expenses	210,576	54.2%	210,631	53.5%
Operating income	26,901	6.9%	35,828	9.1%
Other expense, net	(525)	(0.1%)	(138)	0.0%
Income before income taxes	26,376	6.8%	35,690	9.1%
Income tax expense	5,828	1.5%	11,229	2.9%
Net income	$20,548	5.3%	$24,461	6.2%

Net income per share – basic	$0.54		$0.57

Net income per share – diluted	$0.52		$0.56

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	38,244		42,750
Dilutive effect of stock-based awards	1,103		962
Diluted weighted-average shares outstanding	39,347		43,712

Sleep Number Announces First-quarter 2018 Results – Page 4 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$2,335	$3,651
Accounts receivable, net of allowance for doubtful accounts of $548 and $714, respectively	21,798	19,312
Inventories	86,783	84,298
Prepaid expenses	9,339	17,565
Other current assets	22,126	27,665
Total current assets	142,381	152,491

Non-current assets:
Property and equipment, net	204,331	208,646
Goodwill and intangible assets, net	77,042	77,588
Deferred income taxes	1,441	2,625
Other non-current assets	33,506	30,484
Total assets	$458,701	$471,834

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$75,800	$24,500
Accounts payable	116,142	129,194
Customer prepayments	30,179	27,767
Accrued sales returns	19,016	19,270
Compensation and benefits	27,307	34,602
Taxes and withholding	30,658	24,234
Other current liabilities	46,566	46,822
Total current liabilities	345,668	306,389

Non-current liabilities:
Other non-current liabilities	77,036	76,289
Total liabilities	422,704	382,678

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 36,943 and 38,813 shares issued and outstanding, respectively	369	388
Additional paid-in capital	—	—
Retained earnings	35,628	88,768
Total shareholders’ equity	35,997	89,156
Total liabilities and shareholders’ equity	$458,701	$471,834

Sleep Number Announces First-quarter 2018 Results – Page 5 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$20,548	$24,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,680	16,205
Stock-based compensation	3,084	3,704
Net gain on disposals and impairments of assets	(70)	—
Deferred income taxes	1,184	5,663
Changes in operating assets and liabilities:
Accounts receivable	(2,486)	1,478
Inventories	(2,485)	8,168
Income taxes	4,762	5,541
Prepaid expenses and other assets	13,894	2,880
Accounts payable	123	(1,394)
Customer prepayments	2,412	4,443
Accrued compensation and benefits	(7,567)	11,693
Other taxes and withholding	1,662	(903)
Other accruals and liabilities	(1,485)	4,930
Net cash provided by operating activities	49,256	86,869

Cash flows from investing activities:
Purchases of property and equipment	(8,805)	(13,211)
Proceeds from sales of property and equipment	70	—
Net cash used in investing activities	(8,735)	(13,211)

Cash flows from financing activities:
Net increase in short-term borrowings	35,963	2,369
Repurchases of common stock	(77,648)	(54,794)
Proceeds from issuance of common stock	857	460
Debt issuance costs	(1,009)	—
Net cash used in financing activities	(41,837)	(51,965)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,316)	21,693
Cash, cash equivalents and restricted cash, at beginning of period	3,651	14,759
Cash, cash equivalents and restricted cash, at end of period	$2,335	$36,452

Note - Effective December 31, 2018, we adopted the provisions of Accounting Standards Update No. 2016-18, Restricted Cash, on a retrospective basis. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Sleep Number Announces First-quarter 2018 Results – Page 6 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Percent of sales:
Retail	91.6%	91.5%
Online and phone	7.2%	6.7%
Wholesale/other	1.2%	1.8%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(4%)	2%
Online and phone	7%	18%
Company-Controlled comparable sales change	(3%)	3%
Net opened/closed stores	2%	10%
Total Company-Controlled Channel	(1%)	13%
Wholesale/other	(37%)	(23%)
Total	(1%)	12%

Stores open:
Beginning of period	556	540
Opened	13	16
Closed	(11)	(10)
End of period	558	546

Other metrics:
Average sales per store ($ in 000's) [1]	$2,399	$2,365
Average sales per square foot [1]	$899	$926
Stores > $1 million net sales [1]	98%	97%
Stores > $2 million net sales [1]	60%	59%
Average revenue per mattress unit [2]	$4,421	$4,053

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces First-quarter 2018 Results – Page 7 of 8

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net income	$20,548	$24,461	$61,164	$62,909
Income tax expense	5,828	11,229	20,560	28,913
Interest expense	527	182	1,320	887
Depreciation and amortization	15,612	16,152	60,537	59,305
Stock-based compensation	3,084	3,704	15,143	11,899
Asset impairments	—	—	244	59
Adjusted EBITDA	$45,599	$55,728	$158,968	$163,972

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net cash provided by operating activities	$49,256	$86,869	$134,994	$174,533
Subtract: Purchases of property and equipment	8,805	13,211	55,423	58,774
Free cash flow	$40,451	$73,658	$79,571	$115,759

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2018 Results – Page 8 of 8

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	March 31, 2018	April 1, 2017
Net operating profit after taxes (NOPAT)
Operating income	$82,987	$92,580
Add: Rent expense [1]	74,933	69,217
Add: Interest income	56	128
Less: Depreciation on capitalized operating leases [2]	(19,266)	(17,550)
Less: Income taxes [3]	(41,486)	(48,050)
NOPAT	$97,224	$96,325

Average invested capital
Total equity	$35,997	$134,151
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	75,800	—
Add: Capitalized operating lease obligations [6]	599,464	553,736
Total invested capital at end of period	$711,261	$687,887
Average invested capital [7]	$688,758	$692,896
Return on invested capital (ROIC) [8]	14.1%	13.9%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 29.9% and 33.3% for 2018 and 2017, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable. In conjunction with increasing our revolving credit facility to $300 million in the first quarter of 2018, we include borrowing under that agreement, including borrowings classified as short term.

6 A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.